Exhibit 10.36

ASSIGNMENT OF PURCHASE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AGREEMENT (this “Assignment”) is made and entered into as of November 14, 2023 (the “Effective Date”) by and between Flewber, Inc., a New York corporation (“Assignor”) and Vision FGAR 1, LLC, a Delaware limited liability company (“Assignee”) and is consented to by Cirrus Design Corporation, a Wisconsin corporation (“Seller”).

WHEREAS, Assignor and Seller entered into an Purchase Agreement (the “Agreement”) dated March 21, 2023, for the sale and purchase of that certain Cirrus Design Corp Model SF50 aircraft with manufacturer’s serial number 0209 and bearing United States registration number N619GK (the “Aircraft”);

WHEREAS, Assignor desires to assign to Assignee and Assignee desires to receive an assignment from Assignor of the Agreement, Assignee shall be responsible for and shall assume all obligations of Assignor under the Agreement accruing on or after the Effective Date;

WHEREAS, Seller consents to the assignment; and

WHEREAS, Assignee and Seller further desire to amend the Agreement herein;

NOW, THEREFORE, in consideration of the representations, mutual covenants, promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree:

1. Effective Date of Assignment. The Assignment is effective as of November 14, 2023 (“Effective Date”).

2. Assignment. As of the Effective Date, Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, and interest in the Agreement and Assignee hereby accepts from Assignor all of Assignor’s right, title, and interest, subject to the terms and conditions set forth in this Assignment.

3. Assumption of Agreement Obligations. As of the Effective Date, Assignee assumes and agrees to perform and fulfill all the terms, covenants, conditions and obligations required to be performed and fulfilled by Assignor as purchaser under the Agreement.

4. Covenants. Assignor covenants as follows (i) that the Agreement attached as Exhibit A is a true and accurate copy of the Agreement as of the Effective Date and that there exists no other agreement effecting Assignor’s Agreement; and (ii) the Agreement is in full effect and, to the best of Assignor’s knowledge, no uncured defaults exist, under the Agreement, nor any acts or events which, with passage of time of the giving of notice or both, could become defaults.

5. Assignor’s Assurance. Assignor hereby guarantees and provides assurance to Seller that it shall remain primarily obligated for Assignee’s payment and performance of Assignor’s obligations under the Purchase Agreement.

6. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, whether sent via electronic mail in .pdf format or via facsimile. Both parties further consent to the use of electronic signatures, as defined in the 2000 ESIGN Act and as later amended, and authorize the use of DocuSign.

7. Authority. Each of Assignor and Assignee represents and warrants to the other that it has the authority to enter into this Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have themselves or through their respective officers, or duly authorized agents, caused this contract to be effective as of the Effective Date.

Assignor:		Assignee:

Flewber, Inc.		Vision FGAR 1, LLC

By:	/s/ Marc Sellouk	By:	/s/ Marc Sellouk
Name:	Marc Sellouk	Name:	Marc Sellouk
Its:	CEO	Its:	Manager

Seller:

Cirrus Design Corporation

By:	/s/ Boni Caldeira
Name:	Boni Caldeira
Its:	Vice President, Aircraft Sales

EXHIBIT A

PURCHASE AGREEMENT

(See attached.)

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